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                                                                     EXHIBIT 5.1

                                GSKW&M Letterhead

                                                          May 27, 2005


Med-Emerg International, Inc.
6711 Mississauga Road, Suite 404
Missauga, Ontario L5N 2W3 Canada

Ladies and Gentlemen:

         We have acted as counsel to Med-Emerg International, Inc. (the "Company") in connection with its filing of a registration statement on Form S-3 (Registration No. 333- , the "Registration Statement") covering 68,018,048 shares of common stock, no par value (the "Common Stock") for the benefit of the Selling Shareholders, all as more particularly described in the Registration Statement.

         In our capacity as counsel to the Company, we have examined the Company's Certificate of Incorporation and By-laws, as the same exist on the date hereof, including any amendments thereto, and the minutes and other corporate proceedings of the Company.

         With respect to factual matters, we have relied upon statements and certificates of officers of the Company. We have also reviewed such other matters of law and examined and relied upon such other documents, records and certificates as we have deemed relevant hereto. In all such examinations we have assumed conformity with the original documents of all documents submitted to us as conformed or photostatic copies, the authenticity of all documents submitted to us as originals and the genuineness of all signature on all documents submitted to us.

         On the basis of the foregoing, we are of the opinion that the shares of Common Stock covered by the Registration Statement have been validly authorized and will, when sold as contemplated by the Registration Statement, be legally issued, fully paid and non-assessable.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference made to us under the caption "Legal Matters" in the prospectus constituting part of the Registration Statement.

                                Very truly yours,

                                /s/ Gersten, Savage, Kaplowitz, Wolf & Marcus GERSTEN, SAVAGE, KAPLOWITZ, WOLF & MARCUS LLP